UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 26, 2016
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OCLARO, INC.
(Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	000-30684 (Commission file number)	20-1303994 (I.R.S. Employer Identification Number)
225 Charcot Avenue, San Jose, California 95131 (Address of principal executive offices, zip code)
(408) 383-1400 (Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Director
As previously disclosed, Ms. Lori Holland notified Oclaro, Inc. (the “Company”) of her resignation as a member of its Board of Directors (the “Board”), to be effective following the completion of the audit of the Company’s financial statements for the year ended July 2, 2016 and the filing of the Company’s Annual Report on Form 10-K for the same period (the “2016 Annual Report”). The Company filed the 2016 Annual Report on August 26, 2016 and Ms. Holland’s resignation from the Board became effective at that time.
Appointment of Director
Effective upon the resignation of Ms. Holland from the Board, on August 26, 2016, the Board appointed Ms. Denise Haylor to the Board. Ms. Haylor has been appointed to the compensation committee of the Board, and will serve as its chairman.

Ms. Haylor will receive prorated annual compensation for her service as a director consistent with the Company’s current policies for compensation of non-employee directors. Upon Ms. Haylor’s appointment to the Board, the Company granted her a restricted stock award with a value of $200,000, which vests as to one-third of the underlying shares on August 26, 2017 and thereafter quarterly at an even rate for eight more quarters, all based on Ms. Haylor’s continued service on the Board.

There are no arrangements or understandings between Ms. Haylor and any other persons pursuant to which she was selected as a director of the Company. Ms. Haylor has no family relationship with any of the Company’s directors or executive officers. Ms. Haylor has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

In accordance with the Company’s customary practice, the Company will enter into its standard form of amended and restated indemnification agreement with Ms. Haylor, which will require the Company to indemnify Ms. Haylor against certain liabilities that may arise as a result of her status or service as a director. The description of Ms. Haylor’s indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached as Exhibit 10.58 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 6, 2014, and incorporated herein by reference.

Item 8.01. Other Events.

On August 29, 2016, the Company issued a press release announcing the appointment of Ms. Haylor to the Board. The full text of the Company’s press release is attached hereto as Exhibit 99.1.
In connection with Ms. Holland’s resignation from the Board, Mr. Kendall Cowan was appointed as Chair of the audit committee of the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.        Description
99.1              Press Release issued by the Company on August 29, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.
Date: August 29, 2016	By:	/s/ David L. Teichmann
David L. Teichmann
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT LIST
Exhibit No.        Description
99.1            Press Release issued by the Company on August 29, 2016